UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 8, 2010

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

0-13063

(Commission File Number)

Delaware	81-0422894
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

750 Lexington Avenue, 25th Floor, New York, New York 10022

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code:  (212) 754-2233

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 8, 2010, Scientific Games Corporation issued a press release relating to the pricing of its offering (the “Notes Offering”) of $250.0 million in aggregate principal amount of 8.125% Senior Subordinated Notes due 2018 (the “Notes”).  The Notes will be issued in a private offering to qualified institutional buyers in accordance with Rule 144A and to persons outside the United States under Regulation S under the Securities Act of 1933, as amended.  The Notes Offering is expected to close on September 22, 2010, subject to the satisfaction or waiver of customary closing conditions.  A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this report shall not constitute an offer to sell or a solicitation of an offer to purchase any notes and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of Scientific Games Corporation, dated September 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

By:	/s/ Jeffrey S. Lipkin
Name:	Jeffrey S. Lipkin
Title:	Senior Vice President and Chief Financial Officer

Date:  September 9, 2010

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Scientific Games Corporation, dated September 8, 2010.